CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of E-18 Corp. for the Quarter Ending June 30, 2009, I, John S. Salstrom, Principal Executive Officer and Principal Financial Officer of E-18 Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending June 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2009, fairly represents in all material respects, the financial condition and results of operations of E-18 Corp.

Dated:  August 19, 2009

/s/ John S. Salstrom
John S. Salstrom Chief Executive Officer, Chief Financial and Accounting Officer